PRESS RELEASE                                 SOURCE:  First Trust Advisors L.P.

First Trust Advisors L.P. Announces Portfolio Manager Update Call for First Trust Enhanced Equity Income Fund

WHEATON, IL -- (BUSINESS WIRE) -- January 6, 2010 -- First Trust Advisors L.P. ("FTA") announced today that First Trust Enhanced Equity Income Fund (NYSE: FFA) intends to host a conference call with Chartwell Investment Partners, L.P. ("Chartwell"), the Fund's investment sub-advisor, on Wednesday, January 20, 2010, at 4:15 P.M. Eastern Time. The purpose of the call is to hear the Fund's portfolio management team provide an update for the Fund.

-- Dial-in Numbers: (800) 309-9067; International (706) 643-7847; and Passcode # 49661703. Please call 10 to 15 minutes before the scheduled start of the teleconference.

-- Telephone Replay: (800) 642-1687; International (706) 645-9291; and Passcode # 49661703. The replay will be available after the call until 11:59 P.M. Eastern Time on Friday, February 19, 2010.

FTA has served as the Fund's investment advisor since the Fund's inception. FTA, along with its affiliate First Trust Portfolios L.P., are privately-held companies which provide a variety of investment services, including asset management, financial advisory services, and municipal and corporate investment banking, with collective assets under management or supervision of over $25 billion as of November 30, 2009 through closed-end funds, unit investment trusts, mutual funds, separate managed accounts and exchanged-traded funds.

The Fund's daily closing New York Stock Exchange price and net asset value per share as well as other information can be found at www.ftportfolios.com or by calling (800) 988-5891.


CONTACT:  JEFF MARGOLIN - (630) 915-6784

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Source:  First Trust Advisors L.P.